AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT THIS AMENDMENT TO THE TRANSFER AGENCY SERVICES AGREEMENT (this Amendment June 18, 2026 Effective Date by and between BROWN BROTHERS HARRIMAN & CO., ( BBH Transfer Agent GLOBAL X MANAGEMENT COMPANY LLC ( GXMC All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Transfer Agency Services Agreement between GXMC and BBH, dated November 7, 2008 Agreement , BBH has been appointed as transfer agent for the Trust , in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and each of its series set forth in Appendix A , as such Appendix A may be amended from time to time Fund Funds and WHEREAS, in accordance with Section 16 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. Pursuant to Section 16 of the Agreement, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A. 2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 3. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. 5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement. Column A - 2.0 Agreements 1

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: Title: Date: By: __________________________________ Name: Title: Date: Daniel Montoya Managing Director 23 June 2026 Column A - 2.0 Agreements 2

APPENDIX A TO THE TRANSFER AGENCY SERVICES AGREEMENT BETWEEN GLOBAL X MANAGEMENT COMPANY LLC and BROWN BROTHERS HARRIMAN & CO. Dated as of June 18, 2026 The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Global X Adaptive U.S. Factor ETF Global X Adaptive U.S. Risk Management ETF Global X Alternative Income ETF Global X Bitcoin Trend Strategy ETF Global X Cloud Computing ETF Global X Conscious Companies ETF Global X Dow 30 Covered Call ETF Global X Guru® Index ETF Global X Millennial Consumer ETF Global X MLP & Energy Infrastructure ETF Global X MLP & Energy Infrastructure Covered Call ETF Global X MLP ETF Global X NASDAQ 100 Collar 95 110 ETF Global X Nasdaq 100 Covered Call ETF Global X Russell 2000 ETF Global X Russell 2000 Covered Call ETF Global X S&P 500 Collar 95 110 ETF Global X S&P 500 Covered Call ETF Global X S&P 500® Quality Dividend ETF Global X S&P 500® Catholic Values ETF Global X SuperIncome Preferred ETF Global X HealthTech ETF Global X U.S. Infrastructure Development ETF Global X U.S. Preferred ETF Global X Variable Rate Preferred ETF Global X U.S. Electrification ETF Global X S&P 500 U.S. Revenue Leaders ETF Global X S&P 500 U.S. Market Leaders Top 50 ETF Global X PureCapSM MSCI Consumer Discretionary ETF Global X PureCapSM MSCI Communication Services ETF Column A - 2.0 Agreements 3

Global X PureCapSM MSCI Information Technology ETF Global X PureCapSM MSCI Consumer Staples ETF Global X PureCapSM MSCI Energy ETF Global X S&P 500® Christian Values ETF Global X U.S. Natural Gas ETF Global X NYSE® 100 ETF Global X Adaptive Risk Managed Yield ETF Column A - 2.0 Agreements 4